UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 22, 2021

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350 Wayne, Pennsylvania 19087 (Address of Principal Executive Offices, and Zip Code) (800) 523-1988 (Registrant’s Telephone Number, Including Area Code)

1500 Market Street,
Philadelphia, Pennsylvania, 19102
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)  Departure of Directors or Certain Officers

On December 22, 2021, Herbert Wender, the Non-Executive Chairman of the board of directors (the “Board”) of Radian Group Inc. (the “Company”) notified the Company of his personal decision to accelerate the date of his retirement from the Board to December 22, 2021.  The Company previously disclosed that Mr. Wender intended to retire from the Board following completion of his current term at the Company’s 2022 Annual Meeting of Stockholders and that Howard B. Culang, who has been a director of the Company since June 1999, was named by the Board in August 2021 to succeed Mr. Wender as Non-Executive Chairman.  After his decades-long tenure with and dedicated service to the Company, and taking into consideration Mr. Culang’s strong institutional knowledge of the Company and the fact that Mr. Culang’s preparation and transitional work has been completed, Mr. Wender made the personal decision to accelerate his retirement date.  Mr. Wender’s decision did not involve a disagreement on any matter relating to the Company’s operations, policies or practices.  Mr. Culang will assume the role of Non-Executive Chairman of the Board effective December 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: December 22, 2021

By: /s/ Edward J. Hoffman
Edward J. Hoffman